Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Nos. 33-70342, 33-63752, 333-11975, 333-80925, 333-40540 and 333-88490 on the Form S-8 of our report dated February 6, 2004, except for Note 15, as to which the date is March 5, 2004, with respect to the consolidated financial statements of Station Casinos, Inc. and by reference in this Annual Report (Form 10-K) for the year then ended December 31, 2003.

Ernst & Young LLP

Las Vegas, Nevada
March 10, 2004